Exhibit 99.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF OR OTHERWISE ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase	Warrant Number 2012-[—]
[—] shares

Warrant to Purchase Common Stock

of

ARENA PHARMACEUTICALS, INC.

THIS CERTIFIES that [—] (including any permitted transferee or assignee of this Warrant under the terms hereof, “Holder”) has the right to purchase from ARENA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), [—] ([—]) fully paid and nonassessable shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to adjustment as provided herein (such shares of Common Stock, together with the stock and other securities and property at the time receivable upon the exercise of this Warrant, the “Warrant Shares”), at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued, and all rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1. Date of Issuance and Term.

This Warrant shall be deemed to be issued on January [—], 2012 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on June 17, 2015 (the “Term”). For clarity, this Warrant may only be exercised during the Term. This Warrant was issued in conjunction with that certain Exchange Agreement (the “2012 Exchange Agreement”), dated January 10, 2012, by and between the Company and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited (collectively, the “Initial Investors”). This Warrant replaces those certain “Prior Warrants” (as defined in the 2012 Exchange Agreement) previously issued to Holder.

Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder shall not acquire, shares of Common Stock upon exercise of this Warrant, or otherwise pursuant to the terms of this Warrant, to the extent that, upon such issuance or acquisition, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable regulations of the Securities and Exchange Commission (the “SEC”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of convertible securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.98% of the total

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number of shares of Common Stock then issued and outstanding (the “9.98% Cap”), provided, however, that the 9.98% Cap shall not apply with respect to the issuance of shares of Common Stock pursuant to a Cashless Major Exercise (as defined below) in connection with a Major Transaction (as defined below) covered by the provisions of Section 5(c)(i)(A) below in which the Company is not the surviving entity (a “Qualified Change of Control Transaction”) to the extent that the number of shares beneficially owned by the Holder and its Affiliates in the Successor Entity immediately following consummation of such Qualified Change of Control Transaction does not exceed 9.98% of any class of equity securities of the Successor Entity. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act and the applicable regulations of the SEC. Upon the written request of the Holder, the Company shall, within three (3) Trading Days, confirm in writing to the Holder (which writing may be via email) the number of shares of Common Stock then outstanding. For purposes of this paragraph, it is understood that the number of shares of Common Stock beneficially owned by each Initial Investor shall be aggregated with each other Initial Investor for purposes of Section 13(d) of the Exchange Act.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Without limiting the generality of the foregoing, with respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

2. Exercise.

(a) Manner of Exercise. During the Term, this Warrant may be Exercised as to all or any lesser number of whole Warrant Shares upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, together with the full Exercise Price (as defined below) for each Warrant Share as to which this Warrant is Exercised, at the office of the Company, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121; Phone: (858) 453-7200, Fax: (858) 677-0065, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its transfer agent (“Transfer Agent”) by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant).

(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the Trading Day that the Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to, and received during regular business hours by, the Company, provided that (i) the original Warrant and Exercise Form are received by the Company within two (2) Trading Days and (ii) in the event of a Cash Exercise, the Exercise Price is satisfied on the next Trading Day. In all other cases, the Date of Exercise shall be defined as the Trading Day on which the original Warrant and Exercise Form are received by the Company and, in the event of a Cash Exercise, the Exercise Price is satisfied. Upon the Date of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s Depository Trust Company (“DTC”) account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be; provided, however, that in the event of a Cashless Major Exercise in respect of a Qualified Change of Control Transaction, the Holder shall be deemed to have become the holder of record of the shares issuable upon such exercise immediately prior to the consummation of such Qualified Change of Control Transaction.

(c) Delivery of Common Stock Upon Exercise. Within three (3) Trading Days after any Date of Exercise (or if the Holder requests the issuance of physical certificate(s) rather than through DTC credit, within two (2) Trading Days after receipt by the Company of the original Warrant), or in the case of a Cashless Major Exercise (as defined in Section 5(c) below), within the period provided in Section 5(c)(iv), as applicable (the “Delivery Period”), the Company shall issue and deliver (or cause its Transfer Agent to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of Exercise Shares or Cashless Major Shares (as defined below), as applicable, for the portion of this Warrant Exercised, as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all commercially reasonable actions, including obtaining and delivering an opinion of counsel, to assure that the

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Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations, each as specified in the Exercise Form, representing the number of Warrant Shares issuable upon such Exercise (“Exercise Shares”). Notwithstanding the foregoing, the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Exercise Shares in any name other than that of the original registered holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.

(d) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise Form by delivery of a notice to such effect to the Company not later than three (3) Trading Days after the end of the Delivery Period, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, including without limitation the return of the Warrant to the Holder and the return of certificates representing Exercise Shares to the Company.

(e)	Legends.

(i) Restrictive Legend. The Holder understands that this Warrant shall bear a restrictive legend in substantially the form set forth on the first page of this Warrant (and a stop-transfer order may be placed against transfer of such securities). The Holder further understands that until such time as the Exercise Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF SALE, SUBJECT TO DELIVERY OF AN OPINION, AS PROVIDED IN THE WARRANT, DATED AS OF JANUARY [—], 2012, ISSUED BY THE COMPANY.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 2, 2010, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(ii) Removal of Restrictive Legends. The certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, or (B) following any sale of such Exercise Shares pursuant to Rule 144, or (C) if such Exercise Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). If the Unrestricted Conditions are satisfied, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the

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Unrestricted Conditions are satisfied, if required and to the extent permitted by the Transfer Agent, to effect the issuance of the Exercise Shares without a restrictive legend or removal of the legend hereunder. The Company agrees that, following the Effective Date, at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than five (5) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company of a certificate representing Exercise Shares containing a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from any certificates representing securities as set forth in Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Warrant or any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Cancellation of Warrant. This Warrant shall be canceled upon (i) expiration at the end of the Term, (ii) the full Exercise of this Warrant (including any Cashless Major Exercise) or (iii) full redemption of this Warrant (including any Early Termination Upon Major Transaction). If this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant. In the event of a Major Transaction (as defined below) in which all shares of Common Stock are canceled and/or converted or exchanged into the right to receive cash and/or securities of Another Entity (as defined below), then, any portion of this Warrant that is neither (a) redeemed pursuant to an Early Termination Upon Major Transaction, (b) assumed pursuant to Section 5(c)(ii) below or (c) Exercised (including any Cashless Major Exercise) pursuant to the terms of this Warrant prior to the closing of such Major Transaction, shall (A) automatically and immediately be deemed to have been exercised pursuant to a Cashless Exercise, immediately prior to the consummation of such Major Transaction if the aggregate consideration to be received with respect to the Warrant Shares in such Major Transaction is greater than the aggregate Exercise Price for such shares, or (B) be canceled and terminated without further action by the Holder or the Company upon consummation of such Major Transaction if the aggregate consideration to be received with respect to the Warrant Shares in the Major Transaction is less than the aggregate Exercise Price for such shares.

(g) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Exercise Shares or shares of Common Stock submitted for legend removal, provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, the Company shall use commercially reasonable efforts to cause its Transfer Agent to electronically transmit such securities by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(h) Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its Transfer Agent to transmit to the Holder a certificate or certificates, or electronic shares through DWAC, representing Exercise Shares on or before the end of the applicable Delivery Period (other than a failure caused by incorrect or incomplete information provided by Holder to the Company hereunder), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares that the Company was required to deliver to the Holder in connection with such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount (the “Sales Price”) obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not timely honored or deliver to the Holder the Exercise Shares that

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would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Common Stock with an aggregate Sales Price of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of such Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Exercise Shares upon Exercise of the Warrant as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not timely honored and (ii) receive such Exercise Shares.

3. Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise; Cashless Major Exercise.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall initially equal $1.745 per share, as adjusted pursuant to the terms hereof, including but not limited to Section 5(a) and Section 5(b) below.

Payment of the Exercise Price shall be made as follows:

(i) Cash Exercise: The Holder may exercise this Warrant in cash, cashier’s check, wire transfer, or through a reduction of an amount of principal outstanding under any Notes (as defined in that certain Facility Agreement, by and between the Company and the Initial Investors, dated as of June 17, 2009, as amended (the “Facility Agreement”)) in accordance with Section 2.11 of the Facility Agreement, then held by the Holder, equal to the applicable Exercise Price (a “Cash Exercise”).

(ii) Cashless Exercise: The Holder, at its option, may exercise this Warrant in a cashless exercise transaction pursuant to this subsection (ii) (a “Cashless Exercise”). In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with an Exercise Form, completed and executed, indicating Holders election to effect a Cashless Exercise, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)/A

where:	X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(a)(ii), where “Market Price,” means the Volume Weighted Average Price (as defined herein) of one (1) share of the Company’s Common Stock during the ten (10) consecutive Trading Day period immediately preceding the Date of Exercise.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on The NASDAQ Global Market (“NASDAQ”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if NASDAQ is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry

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Regulatory Authority, Inc. or in the “pink sheets” by the Pink OTC Market, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as determined in good faith by the Company’s Board of Directors. “Trading Day” shall mean any day on which the Common Sock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issued upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time the Prior Warrants were issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issued upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have commenced on the date the Prior Warrants were issued.

(b) Cashless Major Exercise: To the extent the Holder shall exercise this Warrant or any portion thereof as a Cashless Major Exercise pursuant to Section 5(c)(i) below, the Holder shall surrender this Warrant, prior to the end of the Early Termination Period, at the principal office of the Company together with the Exercise Form, completed and executed, indicating that the Holder is exercising this Warrant (or such portion thereof) pursuant to a Cashless Major Exercise, in which event the Company shall issue, when and as required pursuant to Section 5(c)(iv) below, a number of shares of Common Stock (the “Cashless Major Shares”) equal to (i) the Black-Scholes Value (as defined in Section 5(c)(iii) below) of the remaining unexercised portion of this Warrant (or such applicable portion being exercised) divided by (ii) the greater of (A) 95% of the closing price of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then traded determined as of the Trading Day immediately preceding the date on which the applicable Major Transaction is consummated or (B) $1.745.

(c)	[RESERVED]

(d) Dispute Resolution. In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within four (4) business days of receipt, or deemed receipt, of the Exercise Notice or Major Transaction Early Termination Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or delayed or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price to the Company’s independent, outside accountant, or another accounting firm of national standing selected by the Company. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than the later of (i) five (5) business days from the time it receives the disputed determinations or calculations or (ii) five (5) business days from the selection of the investment bank and accounting firm, as applicable. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

4. Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to any portion hereof retained.

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(b) Registrable Securities. The Common Stock issuable upon the Exercise of this Warrant are expected to be registered under the Securities Act as contemplated by that certain Registration Rights Agreement, dated June 2, 2010, by and between the Company and the Initial Investors (the “Registration Rights Agreement”).

5. Adjustments Upon Certain Events.

(a) Participation. The Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(b) Recapitalization or Reclassification; Consolidation, Merger or Sale. If the Company shall at any time effect a stock split, payment of stock dividend, recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such stock split, payment of stock dividend, recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. In addition, if any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, lawful and adequate provisions shall be made by the Company whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The provisions of this Section 5(b) shall similarly apply to successive Changes. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction or Change described in this Section 5(b).

(c)	Rights Upon Major Transaction.

(i) Major Transaction. In the event that a Major Transaction (as defined below) is consummated, then (1) in the case of a Cash-Out Major Transaction, and in the case of a Mixed Major Transaction to the extent of the percentage of the cash consideration in the Mixed Major Transaction (determined in accordance with the definition of a Mixed Major Transaction below), the Holder, at its option, may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, the Holder’s outstanding Warrants in accordance with Section 5(c)(iii) below and (2) in the case of all other Major Transactions, and in the case of a Mixed Major Transaction to the extent of the percentage of the consideration represented by securities of a Successor Entity in the Mixed Major Transaction, the Holder shall have the right to exercise this Warrant, effective immediately prior to the consummation of such Major Transaction, as a Cashless Major Exercise. Notwithstanding anything herein to the contrary, the Holder may elect to waive its rights under this Section 5(c) with respect to any Major Transaction in which event none of the provisions contained in this Section 5(c) shall apply.

Consummation of each of the following events shall constitute a “Major Transaction”:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or a majority of the voting power of the Successor Entity or (b) no longer have the ability to elect a

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majority of the board of directors of the Company or the Successor Entity (collectively, a “Change of Control Transaction”); or

(B) a purchase, tender or exchange offer (other than any purchase, tender or exchange offer made by the Holder or its Affiliates) made to the holders of outstanding shares of Common Stock, such that following the consummation of such purchase, tender or exchange offer a Change of Control Transaction shall have occurred.

(C) [RESERVED].

(D) [RESERVED].

(E) [RESERVED].

(F) [RESERVED].

(ii) Assumption. In no event shall the Holder have the right to treat a Major Transaction as an Assumption unless the Company has elected to treat such Major Transaction as an Assumption pursuant to this paragraph. In the event of a Qualified Major Transaction, the Company shall have the exclusive right, in its sole discretion, to cause such Qualified Major Transaction (or the applicable portion of a Mixed Major Transaction) to be treated as an Assumption in accordance with this Section 5(c)(ii) with respect to the percentage of this Warrant then owned by the Holder equal to the percentage of the consideration to be paid in the Major Transaction represented by the securities of a Successor Entity. If the Successor Entity is a Publicly Traded Successor Entity, the percentage of consideration represented by securities of such Successor Entity shall be equal to the percentage that the value of the aggregate anticipated number of shares of the Publicly Traded Successor Entity to be issued to holders of Common Stock of the Company represents of the aggregate value of all consideration, including cash consideration, in such Major Transaction, as such values are set forth in any definitive agreement for the Major Transaction that has been executed at the time of the first public announcement of the Major Transaction or, if no such value is determinable from such definitive agreement, based on the closing price for shares of the Publicly Traded Successor Entity on its principal securities exchange on the Trading Day preceding the closing of the Major Transaction. If the Successor Entity is a Private Successor Entity, the percentage of consideration represented by securities of such Successor Entity shall be determined in good-faith by the Company’s Board of Directors. Any election by the Company to treat this Warrant as an Assumption pursuant to the terms hereof shall be made in the Major Transaction Notice (as defined in Section 5(c)(iii) below) in respect of such Qualified Major Transaction. The Company shall not enter into or be party to a Major Transaction that is to be treated as an Assumption, unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the Registration Rights Agreement in accordance with the provisions of this Section (ii), including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants, including, without limitation, representing the appropriate number of shares of the Successor Entity, having similar exercise rights as the Warrants (including but not limited to a similar Exercise Price and similar Exercise Price adjustment provisions based on the price per share or conversion ratio to be received by the holders of Common Stock in the Major Transaction) and similar registration rights as provided by the Registration Rights Agreement. Upon the occurrence of any Major Transaction treated as an Assumption hereunder, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of this Warrant and the Registration Rights Agreement (or substantially similar instruments, if applicable) referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise or redemption of this Warrant at any time after the consummation of the Major Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrants prior to such Major Transaction, such shares of common stock (or their equivalent) of the Successor Entity (based on the price per share or conversion ratio to be received by the holders of Common Stock in the Major Transaction), as adjusted in accordance with the provisions of this Warrant. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the exercise of this Warrant other than any applicable beneficial ownership limitations. Any assumption of Company obligations under this paragraph shall be referred to herein as an “Assumption”.

8.

(iii) Notice; Major Transaction Early Termination Right; Notice of Cashless Major Exercise. At least fifteen (15) days prior to the consummation of any Major Transaction, but, in any event, within two (2) Trading Days following the date of the public announcement of any Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”), which such Major Transaction Notice shall, if applicable, indicate whether the Company desires to have the Warrant treated as an Assumption in accordance with the provisions of Section 5(c)(ii) above. Other than in respect of all or a portion of the Warrant that is to be treated as an Assumption or is eligible for a Cashless Major Exercise (without taking into consideration the 9.98% Cap) in accordance with Section 5(c)(i), the Holder may, by delivery of written notice (“Major Transaction Early Termination Notice”) to the Company at any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending five (5) Trading Days prior to the consummation of such Major Transaction (the “Early Termination Period”), require the Company to redeem (an “Early Termination Upon Major Transaction”), effective immediately prior to the consummation of such Major Transaction, all or any portion of this Warrant not treated as an Assumption or eligible to be exercised as a Cashless Major Exercise pursuant to Section 5(c)(i) above (without taking into consideration the 9.98% Cap). The Major Transaction Early Termination Notice shall indicate the portion of the Warrant that the Holder is electing to have redeemed. Such portion of this Warrant (the “Redeemable Portion”) shall be redeemed by the Company at a price (the “Major Transaction Warrant Early Termination Price”) payable in cash equal to the value of the Redeemable Portion determined by use of the Black Scholes Option Pricing Model using the criteria set forth in Schedule 1 hereto (the “Black Scholes Value”).

To the extent the Holder shall elect to effect a Cashless Major Exercise in respect of a Major Transaction, the Holder shall deliver its exercise notice in accordance with Section 3(b), within the Early Termination Period.

(iv) Escrow; Payment of Major Transaction Warrant Early Termination Price. Following the receipt of a Major Transaction Early Termination Notice or a notice of a Cashless Major Exercise from the Holder, the Company shall not effect a Major Transaction that is being treated as an Early Termination Upon Major Transaction or in connection with which this Warrant is eligible to be exercised as a Cashless Major Exercise unless it either (a) obtains the written agreement of the Successor Entity that payment of the Major Transaction Warrant Early Termination Price and/or applicable Cashless Major Shares shall be made to the Holder upon consummation of such Major Transaction or (b) it shall first place into an escrow account with an independent escrow agent, at least three (3) Trading Days prior to the closing date of such Major Transaction (the “Major Transaction Escrow Deadline”), a number of shares of Common Stock or an amount in cash, as applicable, equal to the Major Transaction Warrant Early Termination Price and/or applicable Cashless Major Shares. If an escrow account is required to be established pursuant to the preceding sentence, concurrently upon closing of such Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Warrant Early Termination Price and/or to deliver the applicable Cashless Major Shares to the Holder. For purposes of determining the amount, if any, required to be placed in escrow pursuant to the provisions of this subsection (iv) and without affecting the amount of the actual Major Transaction Warrant Early Termination Price and/or the number of applicable Cashless Major Shares, the calculation of the “Stock Price” referred to in Schedule 1 hereto shall be determined based on the Closing Market Price (as defined on Schedule I) of the Common Stock on the Trading Day immediately preceding the date that the funds and/or applicable Cashless Major Shares, as applicable, are deposited with the escrow agent.

Notwithstanding anything to the contrary in this Section 5, until the Major Transaction Warrant Early Termination Price is paid in full, this Warrant may be exercised, in whole or in part, by the Holder.

For purposes hereof:

“Another Entity” shall mean an entity in which the holders of a majority of the shares of Common Stock of the Company immediately prior to the consummation of a Major Transaction do not hold a majority of the equity securities in such entity.

“Cash-Out Major Transaction” means a Major Transaction in which the consideration payable to holders of Common Stock in connection with the Major Transaction consists solely of cash.

“Cashless Major Exercise” shall mean an exercise of this Warrant or portion thereof as a “Cashless Major Exercise” in accordance with Section 3(b) and 5(c)(i) hereof.

9.

“Eligible Market” means NASDAQ, the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Select Market or the NYSE Alternext U.S. or any successor exchanges or markets thereof.

“Mixed Major Transaction” means a Major Transaction in which the consideration payable to the stockholders of the Company consists partially of cash and partially of securities of a Successor Entity. If the Successor Entity is a Publicly Traded Successor Entity, the percentage of consideration represented by securities of such Successor Entity shall be equal to the percentage that the value of the aggregate anticipated number of shares of the Publicly Traded Successor Entity to be issued to holders of Common Stock of the Company represents in comparison to the aggregate value of all consideration, including cash consideration, in such Mixed Major Transaction, as such values are set forth in any definitive agreement for the Mixed Major Transaction that has been executed at the time of the first public announcement of the Major Transaction, or, if no such value is determinable from such definitive agreement, based on the closing market price for shares of the Publicly Traded Successor Entity on its principal securities exchange on the Trading Day immediately preceding the closing of the Mixed Major Transaction. If the Successor Entity is a Private Successor Entity, the percentage of consideration represented by securities of such Successor Entity shall be determined in good-faith by the Company’s Board of Directors.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Private Successor Entity” means a Successor Entity that is not a Publicly Traded Successor Entity.

“Publicly Traded Successor Entity” means a Successor Entity that is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (as defined above).

“Qualified Major Transaction” means a Major Transaction where (i) the consideration payable to holders of Common Stock in connection with the Major Transaction consists in whole or in part of securities of a Publicly Traded Successor Entity or (ii) any non-cash portion of the consideration payable to holders of Common Stock in connection with the Major Transaction consists of securities of a Private Successor Entity, which such Private Successor Entity shall be approved of in writing by the Holder.

“Successor Entity” means any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Major Transaction, or if the Warrant is to be exercisable for shares of capital stock of its Parent Entity (as defined above), its Parent Entity.

(d) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e) Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall promptly mail to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(e), upon the occurrence of any event that leads to an adjustment of the

10.

Exercise Price, the Holder would be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Exercise Form.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock, such fractional share shall be disregarded and the Company shall calculate and pay to the Holder an amount of cash in lieu of such fractional share, with such cash amount based on the Market Price (as defined in Section 3(a)(ii) above). If more than one Warrant shall be exercised concurrently by Holder, the number of whole shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate Warrants so exercised.

7. Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient to permit the Exercise of this Warrant (a “Share Authorization Failure”) (based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action reasonably necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, and using commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, other than in the event of a Share Authorization Failure, if any, all Exercise Shares shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

8. Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state laws. Neither the Warrant nor the Exercise Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement covering the resale of such securities or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.

(b) Assignment. Subject to applicable securities laws and Section 8(a), the Holder may sell, transfer, assign, pledge, or otherwise dispose of this Warrant, in whole or in part; provided that Holder may not sell, transfer, assign, pledge, or otherwise dispose of any portion of this Warrant with respect to less than the lesser of (x) two-hundred thousand (200,000) Warrant Shares or (y) all remaining Warrant Shares underlying this Warrant. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within five (5) Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. Subject to the foregoing, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

11.

9. Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10. Events of Failure.

The occurrence of each of the following shall be considered to be an “Event of Failure.”

(i) A Delivery Failure Default occurs, where a “Delivery Failure Default” shall be deemed to have occurred if the Company fails to use its reasonable best efforts to deliver Exercise Shares to the Holder within any applicable Delivery Period (other than due to the limitation contained in the provisions contained in the second paragraph of Section 1);

(ii) A Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to use its reasonable best efforts to issue Exercise Shares without a restrictive legend, or fails to use it reasonable best efforts to remove a restrictive legend, when and as required under Section 2(e) hereof;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to use its reasonable best efforts to deliver a Warrant within any applicable Transfer Delivery Period; and

(iv) a Registration Failure (as defined below).

For purposes hereof, “Registration Failure” means that (A) the Company fails to use its best efforts to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, (B) the Company fails to use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC prior to the Registration Deadline (as defined in the Registration Rights Agreement), and if such Registration Statement is not so filed prior to the Registration Deadline, as soon as possible thereafter, or fails to use commercially reasonable efforts to keep such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement (subject to the Company’s right to delay or suspend effectiveness pursuant to Section 3(o) of the Registration Rights Agreement), (C) any Registration Statement required to be filed under the Registration Rights Agreement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of Registrable Securities (as defined in the Registration Rights Agreement) then outstanding cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and use commercially reasonable efforts to obtain effectiveness with the SEC of an additional Registration Statement or amended Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) of the Registration Rights Agreement, as applicable, or otherwise) for a period of time in excess of the Grace Period (as defined in the Registration Rights Agreement) provided that in each case, a Registration Failure shall be deemed to not have occurred if such Registration Failure results from a breach by any holder of a Registrable Security of its obligations pursuant to Section 4 of the Registration Rights Agreement.

11. Default.

(a) Events Of Default. Each of the following events shall be considered to be an “Event of Default,” unless waived by the Holder:

12.

(i) Failure To Effect Registration. With respect to all Registration Failures, a Registration Failure occurs and remains uncured for a period of more than forty-five (45) days (or sixty (60) days in the case where the Company (i) has, by the Filing Deadline (as defined the Registration Rights Agreement) filed a Registration Statement (as defined in the Registration Rights Agreement) covering the number of shares required by the Registration Rights Agreement, and (ii) has responded in writing to any comments to the Registration Statement that the Company has received from the SEC, within ten (10) Business Days of such receipt, and nevertheless the SEC has not declared effective the Registration Statement by the Registration Deadline (as defined in the Registration Rights Agreement), and such Registration Failure relates solely to the Company’s failure to have the Registration Statement declared effective by the Registration Deadline (as defined in the Registration Rights Agreement)) after written notice thereof by Holder to the Company; provided that in each case, a Registration Failure shall be deemed to not have occurred if such Registration Failure results from a breach by any holder of a Registrable Security of its obligations pursuant to Section 4 of the Registration Rights Agreement.

(ii) Failure To Deliver Common Stock. Other than as provided in Section 13(a) below, a Delivery Failure (as defined above) occurs and the Company fails for any reason to effect delivery of the applicable Exercise Shares for a period of more than twenty (20) days after written notice thereof by Holder to the Company; or at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant.

(iii) Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of thirty (30) days after written notice thereof by Holder to the Company; and

(iv) Corporate Existence; Major Transaction. (A) The Company has failed to (x) either satisfy the requirements of Section 5(c)(iv)(a) above or place the Major Transaction Warrant Early Termination Price or the Cashless Major Shares, as the case may be, into escrow or (y) if an escrow account is required to be established pursuant to Section 5(c)(iv), to instruct the escrow agent to release such amount or such shares, as the case may be, to the Holder pursuant to Section 5(c)(iv), or (B) with respect to a Major Transaction that is to be treated as an Assumption under the terms hereof, the Company has failed to meet the Assumption requirements of Section 5(c)(ii).

(b) [RESERVED]

(c) Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Registration Rights Agreement and the 2012 Exchange Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12. Holder’s Early Terminations. In the event that the Company does not deliver the applicable Major Transaction Warrant Early Termination Price or the Exercise Shares in respect of a Cashless Major Exercise, as the case may be, to the Holder within the time period or as otherwise required pursuant to the terms hereof, or at any time thereafter, the Holder shall have the option, upon notice to the Company, in lieu of early termination or Cashless Major Exercise, as the case may be, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for early termination or exercise. Upon the Company’s receipt of such notice, (x) the applicable early termination or exercise, as the case may be, shall be null and void with respect to such applicable portion of this Warrant, (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for early termination or exercise and (z) the Exercise Price of this Warrant or such new Warrant shall be adjusted to the greater of (A) the Exercise Price as in effect on the date on which the applicable early termination or exercise notice, as the case may be, is voided and (B) $1.745.

13.

13. Limitation on Issuance of Common Stock.

(a) Share Cap. Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock issued or issuable pursuant to (A) this Warrant, (B) the Warrants issued pursuant to the terms of that certain Exchange Agreement, dated March 28, 2011, by and between the Company and the Initial Investors, and (C) all additional Warrants issued pursuant to the provisions of the 2012 Exchange Agreement may not exceed 28,000,000 shares of Common Stock.

(b) No Obligation to Net Cash Settle this Warrant. Notwithstanding anything to the contrary herein, in the event that the Company is not permitted to issue shares of Common Stock to Holder pursuant to this Warrant because of the provisions of Section 13(a) above or because the Holder would acquire a number of shares of Common Stock such that, upon such acquisition, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed the 9.98% Cap (subject to the proviso to the 9.98% Cap set forth in the second paragraph of Section 1), the Company shall not be required to net cash settle or otherwise make any cash payment to Holder (i) with respect to any related obligation hereunder or (ii) to settle this Warrant by virtue of such limitation.

14. Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

15. Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution or defense of such action or proceeding.

16. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

14.

17. Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid or via overnight delivery with a nationally recognized courier service, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid or via overnight delivery with a nationally recognized courier service, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

[Signature page follows]

15.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the      day of January, 2012.

ARENA PHARMACEUTICALS, INC.

By:
Print Name: Jack Lief
Title: Chairman, President and Chief Executive Officer

16.

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: ARENA PHARMACEUTICALS, INC.

CHECK THE APPLICABLE BOX:

☐	Cash Exercise

The undersigned hereby irrevocably exercises the attached warrant (the “Warrant”) with respect to                          shares of Common Stock (the “Common Stock”) of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes.

[IF APPLICABLE: The undersigned hereby encloses $             as payment of the Exercise Price.]

[IF APPLICABLE: The undersigned hereby agrees to cancel $             of principal outstanding under Notes of the Company held by the Holder.]

☐	Cashless Exercise

The undersigned hereby irrevocably exercises the Warrant with respect to                          shares of Common Stock of the Company, pursuant to the terms of the Cashless Exercise provisions set forth in Section 3(a)(ii) of the attached Warrant, and tenders herewith payment of all applicable transfer taxes, if any.

☐	Cashless Major Exercise

The undersigned hereby irrevocably exercises the Warrant with respect to         % of the Warrant currently outstanding pursuant to a Cashless Major Exercise in accordance with the terms of the Warrant.

☐	[RESERVED]

1. The undersigned requests that any stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below. The undersigned agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with applicable securities laws and the provisions of Section 8(a) of the Warrant.

2. The number of shares of Common Stock beneficially owned by the Holder and its Affiliates (as defined in the Warrant) and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) is                     . For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the number of shares beneficially owned has been determined in a manner consistent with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

3. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

4. In the event of any conflict between the term of this Exercise Form and any provisions of this Warrant, the terms of the Warrant shall govern.

Dated:

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase             shares of the Common Stock of ARENA PHARMACEUTICALS, INC., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint             attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF OPINION

                    , 20

[                    ]

Re:	Arena Pharmaceuticals, Inc. (the “Company”)

Dear Sir:

[            ] (“[            ]”) intends to transfer              Warrants (the “Warrants”) of the Company to              (“            ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Warrants by              to              may be effected without registration under the Securities Act, provided, however, that the Warrants to be transferred to              shall contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Warrants is subject to a stop order.

The foregoing opinion is furnished only to              and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

[FORM OF INVESTOR REPRESENTATION LETTER]

                    , 20

[                    ]

Gentlemen:

            (“             ”) has agreed to purchase              Warrants (the “Warrants”) of Arena Pharmaceuticals, Inc. (the “Company”) from [            ] (“[            ]”). We understand that the Warrants are “restricted securities.” We represent and warrant that              is a sophisticated institutional investor that would qualify as an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

             represents and warrants as of the date hereof as follows:

1. That it is acquiring the Warrants and the shares of common stock, $0.0001 par value per share underlying such Warrants (the “Exercise Shares”) solely for its account for investment and not with a view to or for sale or distribution of said Warrants or Exercise Shares or any part thereof.              also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares              is acquiring is being acquired for, and will be held for, its account only;

2. That it understands and agrees that the Warrants and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected.              realizes that the basis for the exemption may not be present if, notwithstanding its representations,              has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.              has no such present intention;

3. That it understands and agrees that the Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.              recognizes that the Company has no obligation to register the Warrants, or to comply with any exemption from such registration;

4. That it understands and agrees that neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations;

5. That it will not make any disposition of all or any part of the Warrants or Exercise Shares in any event unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)              shall have notified the Company of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel to the Company with an opinion of its counsel, substantially in the form of Exhibit C to the Warrant.

We acknowledge that the Company will place stop orders with respect to the Warrants and the Exercise Shares, and if a registration statement is not effective, the Exercise Shares shall bear the following restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE, SUBJECT TO DELIVERY OF AN OPINION, AS PROVIDED IN THE WARRANT, DATED AS OF                     , 20    , ISSUED BY THE COMPANY.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 2, 2010, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

The undersigned agrees to notify the Company immediately of any development or occurrence which to the knowledge of the undersigned would render inaccurate or incomplete any of the representations or agreements contained in this letter and will indemnify and hold harmless the Company from and against any and all loss, damage, claim, liability and expense arising out of or resulting from the breach of any of the representations and agreements contained herein.

The Company and its counsel and transfer agent may rely on the information contained herein. At any time and from time to time after the date hereof,              shall, without further consideration, execute and deliver to [            ] or the Company such other instruments or documents and shall take such other actions as they may reasonably request to carry out the transactions contemplated hereby.

Very truly yours,

Schedule 1

Black-Scholes Value

Calculation Under Section 5(c)(iii)

Remaining Term	Number of calendar days from date of consummation of the Major Transaction until the last date of the Term.

Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate on the Trading Day immediately preceding the date on which the applicable Major Transaction is consummated for a period ending on the last date of the Term.

Volatility	The lesser of (A): 50%; or

(B) (i) If the first public announcement of the Major Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the Trading Day immediately preceding such first public announcement, obtained from the HVT or similar function on Bloomberg; or (ii) If the first public announcement of the Major Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

Stock Price	The greater of (1) the closing price of the Common Stock on NASDAQ, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which a Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Major Transaction, or (3) the Volume Weighted Average Price as of the date immediately preceding the first public announcement of the Major Transaction.

Dividends	Zero.

Strike Price	Exercise Price as defined in section 3(a).